CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 10, 2001, in the Registration Statement and related Prospectus of the UBS PaineWebber Pathfinders Trust, Treasury and Growth Stock Series Nineteen.
  /s/ ERNST & YOUNG LLP
  New York, New York
  January 2, 2002